PROMISSORY NOTE


$_________________                                        Durham, North Carolina
                                                          _________, 199__

         FOR VALUE RECEIVED, _____________________ ("Borrower") promises to pay to Trimeris, Inc., a Delaware corporation ("Lender"), or order, the principal sum of _____________ Dollars ($____________), with interest as set forth below, both principal and interest payable in lawful money of the United States of America, at 4727 University Drive, Suite 100, Durham, North Carolina 27707, or at such place as the legal holder hereof may designate in writing.

The principal and interest shall be due and payable as follows:

         Interest shall accrue at the rate of eight percent (8%) per annum from the date hereof up to and through the date on which all principal and interest hereunder is paid in full. The entire aggregate unpaid principal balance and accrued interest shall be due and payable on
         _____________.

The Note may be prepaid in full or in part at any time without penalty or premium; provided, however, that partial prepayments shall be applied first to the payment of interest accrued to the date of such prepayment and then to the payment of principal.

All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

As an inducement for Lender to accept from Borrower this Note and as collateral security for the payment of any and all indebtedness and liabilities whatsoever of Borrower to Lender evidenced by this Note, the parties hereto have executed a certain Stock Pledge Agreement of even date herewith (the "Pledge Agreement"), pursuant to which Borrower has delivered, assigned and pledged to Lender and has granted to Lender a first priority security interest in shares of common stock of Lender owned by Borrower.

This Note is to be governed and construed in accordance with the laws of the State of North Carolina.



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IN TESTIMONY WHEREOF, the undersigned has executed this instrument under seal, the day and year first above written.



                                    _____________________________________ (SEAL)

                                    __________________________